                                                                    EXHIBIT 23.2

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            Consent of Independent Registered Public Accounting Firm

Pender Newkirk & Company LLP consents to the use on Form 10-K of our report dated May 8, 2007, except for the statement of changes in shareholders'
deficiency for the period August 10, 2006 (date of inception) through December
31, 2006, for which the date is April 15, 2008 relating to the consolidated financial statements of Nexgen Biofuels, Inc. and Subsidiaries to be filed with the Securities and Exchange Commission on April 15, 2008.

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Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
April l5, 2008

           PENDER NEWKIRK & COMPANY LLP o CERTIFIED PUBLIC ACCOUNTANTS
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  100 South Ashley Drive o Suite 1650 o Tampa, Florida 33602 o (813) 229-2321 o
                               Fax: (813) 229-2359
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                                PCAOB REGISTERED

                MEMBER OF AGN INTERNATIONAL, LTD. - A WORLDWIDE
     ASSOCIATION OF SEPARATE AND INDEPENDENT ACCOUNTING AND CONSULTING FIRMS
  MEMBER OF PRIVATE COMPANIES PRACTICE SECTION AND CENTER FOR AUDIT QUALITY OF
             THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS